STOCK PURCHASE AND SALE AGREEMENT

This Stock Purchase and Sale Agreement (the “Agreement”) dated as of January 19, 2005, by and between Fanrock Investments Limited., a corporation organized under the laws of the British Virgin Islands (“Seller”) and InfoSonics Corporation, a Maryland corporation (“Buyer”). For purposes of this Agreement, each of Seller and Buyer may be referred to individually as a “Party,” and Seller and Buyer may be referred to collectively as the “Parties.”

WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the “Primasel Stock”) in Primasel S.A., a corporation organized under the laws of Uruguay (“Primasel”);

WHEREAS, MultiRadio S.A., a corporation organized under the laws of Argentina (“MultiRadio”), is a party to a certain distribution agreement, dated January 1, 2005, with Samsung (the “Distribution Agreement”);

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Primasel Stock, subsequent to MultiRadio assigning its rights, title, and interest in the Distribution Agreement to Primasel, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Transfer of Primasel Stock. Upon the terms and conditions contained in this Agreement, at the Closing, Seller will sell, assign, convey, transfer, and deliver to Buyer, and Buyer will purchase and acquire from Seller, all of Seller’s right, title and interest in an to the Primasel Stock free and clear of all liens, security interests, and any other encumbrances or charges of any kind.

2. Purchase Price. In consideration of the aforesaid sale, assignment, conveyance, transfer, and delivery of the Primasel Stock, Buyer will pay or cause to be paid to Seller, on the dates set forth below, the purchase price determined as follows (the “Purchase Price”):

2.1. Buyer will issue to Seller shares of the Buyer’s common stock, $0.001 par value (the “InfoSonics Common Stock”) on the dates and in the amounts set forth below if Primasel meets the revenue amounts indicated below. As used in this Agreement, the terms “revenue” and “revenues” shall mean revenues for which payment has been received and will not include accrued but unpaid revenue:

2.1.1. If at any time during the period beginning on the date of Closing and ending on the third anniversary of Closing (the “Purchase Price Term”), the total cumulative revenues of Primasel for the Purchase Price Term are equal to or greater than $5,000,000, then no later than the last day of the calendar month following the month in which this total cumulative revenues amount occurs, Buyer shall issue to Seller 37,500 shares of InfoSonics Common Stock.

2.1.2. If at any time during the Purchase Price Term the total cumulative revenues of Primasel for the Purchase Price Term are equal to or greater than $7,500,000, then no later than the last day of the calendar month following the month in which this total cumulative revenue amount occurs, Buyer shall issue to Seller an additional 37,500 shares of InfoSonics Common Stock.

2.1.3. If at any time during the Purchase Price Term the total cumulative revenues of Primasel for the Purchase Price Term are equal to or greater than $10,000,000, then no later than the last day of the calendar month following the month in which this total cumulative revenue amount occurs, Buyer shall issue to Seller an additional 22,500 shares of InfoSonics Common Stock.

2.1.4. If at any time during the Purchase Price Term the total cumulative revenues of Primasel for the Purchase Price Term are equal to or greater than $15,000,000, then no later than the last day of the calendar month following the month in which this total cumulative revenue amount occurs, Buyer shall issue to Seller an additional 22,500 shares of InfoSonics Common Stock.

For purposes of determining the value of the shares of InfoSonics Common Stock issued to Seller, each share of InfoSonics Common Stock issued to Seller shall be valued as equal to the average of the closing prices of InfoSonics Common Stock on the American Stock Exchange for the first five trading days of the calendar month in which the shares are to be issued to Seller.

2.2. In addition to the shares of InfoSonics Common Stock set forth in Section 2.1, Buyer shall also pay to Seller with respect to each fiscal year or partial fiscal year included in the Profit Payment Term (as defined below), a portion of Primasel’s Net Profit, as “Net Profit” is defined below (the “Profit Payment”), determined as follows: (with “x” meaning “multiplied by”):

2.2.1. If Primasel’s total cumulative revenues for the Profit Payment Term Portion are less than or equal to $5,000,000, the Profit Payment for that fiscal year shall be equal to the sum of:

(a). seventy-five percent (75%) of Primasel’s Net Profit (as defined below); minus

(b). all Profit Payments previously paid to Seller under this Section 2.2.

2.2.2. If Primasel’s total cumulative revenues for the Profit Payment Term Portion (as defined below) are greater than $5,000,000 and less than or equal to $10,000,000, the Profit Payment for that fiscal year shall be equal to the sum of:

(a). [$5,000,000 divided by (Primasel’s total cumulative revenues for the Profit Payment Term Portion)] x [the Net Profit] x [seventy-five percent (75%)]; plus

(b). [(the excess of Primasel’s total cumulative revenues for the Profit Payment Term Portion over $5,000,000) divided by (Primasel’s total cumulative revenues for the Profit Payment Term Portion)] x [the Net Profit] x [sixty percent (60%)]; minus

(c). all Profit Payments previously paid to Seller under this Section 2.2.

2.2.3. If Primasel’s total cumulative revenues for the Profit Payment Term Portion are greater than $10,000,000, the Profit Payment for that fiscal year shall be equal to the sum of:

(a). [$5,000,000 divided by (Primasel’s total cumulative revenues for the Profit Payment Term Portion)] x [the Net Profit] x [seventy-five percent (75%)]; plus

(b). [$5,000,000 divided by (Primasel’s total cumulative revenues for the Profit Payment Term Portion)] x [the Net Profit] x [sixty percent (60%)]; plus

(c). [(the excess of Primasel’s total cumulative revenues for the Profit Payment Term Portion over $10,000,000) divided by (Primasel’s total cumulative revenues for the Profit Payment Term Portion)] x [the Net Profit] x [fifty percent (50%)]; minus

(d). all Profit Payments previously paid to Seller under this Section 2.2.

2.2.4 Buyer will use commercially reasonable efforts and reasonably available corporate resources to provide financing to Primasel to support the sales levels of Primasel. Buyer shall charge its pro-rata share of any general and administrative costs and expenses incurred by Buyer for which Primasel incurs a benefit from, including but no limited to, appropriate insurance and financing costs.

The Profit Payment shall be calculated with respect to each fiscal year end of Primasel occurring during the Profit Payment Term and also with respect to the fiscal year end for the fiscal year in which the Profit Payment Term ends. The Profit Payment shall be paid annually, within ninety days after the end of the fiscal year for which it relates, for a period beginning on the date of Closing and ending upon the termination or expiration of the Agency Agreement, as defined in Section 3.1.2 below. This period beginning on the date of the Closing and ending at the “Profit Payment Term Finalization” as defined in section 2.2.5 is referred to in this Agreement as the “Profit Payment Term”. In the event that the Profit Payment Term includes a portion, but not all, of a full fiscal year, then the Profit Payment for that fiscal year shall be prorated for the portion of that fiscal year included in the Profit Payment Term, except that with respect to the first fiscal year end occurring during the Profit Payment Term, the Net Profit shall be determined only for the revenues and expenses from that fiscal year that occur during the Profit Payment Term, and no such prorating shall occur. For purposes of this Section 2.2, “Net Profit” shall be defined to equal the Company’s total cumulative revenue for the Profit Payment Term Portion minus all the Company’s expenses for the Profit Payment Term Portion, with such Company expenses to include, but not be limited to: (i) any amounts payable for services to MultiRadio pursuant to the terms of the Agency Agreement, (ii) the following amount payable to Buyer: three percent (3%) multiplied by the excess of Company’s total cumulative revenue for the Profit Payment Term Portion over the total of the Company’s expenses for the Profit Payment Term Portion, with the expenses described in this clause (ii) not to include any amounts payable for services to MultiRadio pursuant to the terms of the Agency Agreement, and (iii) any sales and related expenses incurred by InfoSonics Corporation within the Territory. As used in this Agreement, the term “Profit Payment Term Portion” shall mean that portion of the Profit Payment Term that has occurred from the date of Closing through the end of the fiscal year for which Net Profit is being determined.

2.2.5: Notwithstanding anything to the contrary in this Agreement, if, for any twelve consecutive month period during the Profit Payment Term, Primasel's revenues do not exceed $100,000, Buyer's obligations to pay Seller a Profit Payment under this Section 2.2 shall terminate, and no future Profit Payment shall be due and owed to Seller. The date when Buyer’s obligation to pay Seller a Profit Payment ends due to this section, is defined as “Profit Payment Term Finalization.”

3. Deliveries At Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) to be held at the time of signing of this Agreement by all the Parties.

3.1. At Closing, Seller shall deliver to Buyer the following:

3.1.1. A stock certificate or certificates representing the Primasel Stock, accompanied by a stock power duly endorsed to Buyer.

3.1.2. The Agency Agreement, in the form of Exhibit A attached hereto, signed on behalf of MultiRadio, Primasel, and Mr. Carlos A. Zimerman, and dated as of the date of the Closing (the “Agency Agreement”).

3.1.3. The Mutual Non-Disclosure Agreement in the form of Exhibit B attached hereto, signed on behalf of Seller, MultiRadio, and Mr. Carlos A. Zimerman.

3.1.4. The Assignment and Assumption Agreement, in the form of Exhibit C attached hereto, assigning all of MultiRadio’s right, title, and interest in the Distribution Agreement, to Primasel, signed on behalf of MultiRadio and Primasel (the “Assignment and Assumption Agreement”).

3.1.5. If required pursuant to the terms of the Distribution Agreement, the written consent of Samsung to the assignment of MultiRadio to Primasel of the Distribution Agreement, in a form reasonably satisfactory to the Buyer.

3.1.6. A copy of this Agreement, duly executed and properly authorized by Seller.

3.1.7. At and after Closing, such additional and customary documents necessary to carry out or complete the transaction set forth in this Agreement that may be reasonably requested by Buyer.

3.2. At Closing, Buyer shall deliver to Seller the following:

3.2.1. The Mutual Non-Disclosure Agreement in the form of Exhibit B attached hereto, signed on behalf of Buyer.

3.2.2. A copy of this Agreement, duly executed and properly authorized by Buyer.

3.2.3. At and after Closing, Buyer shall deliver such additional and customary documents necessary to carry out or complete the transaction set forth in this Agreement that may be reasonably requested by Seller.

4. Representations And Warranties By Seller. Seller hereby represents and warrants to Buyer that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:

4.1. Each of Seller and Primasel are duly organized, validly existing, and in good standing under the laws of the countries of the British Virgin Islands and Uruguay, respectively. Primasel is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business, as is now being conducted, shall require it to be so qualified. Seller has delivered to Buyer a true, complete, and correct copy of the organizational documents of Primasel as currently in effect.

4.2. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by it hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and this Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

4.3. There are no actions, suits, investigations, or proceedings at law or in equity by or before any court, governmental instrumentality, commission, or other agency now pending or threatened or against or affecting Seller or the Primasel Stock or any of their respective properties or rights, before any court, arbitrator, or administrative or governmental body which may result in an adverse change in the business or conditions, financial or otherwise, of Primasel. Further, Seller is not in default with respect to any order, writ, injunction, or decree of any court or any governmental agency or department.

4.4. No consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with Seller’s obligations with respect to the transactions contemplated herein. Seller is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Seller’s right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms. Seller’s execution of this Agreement will not violate any provision of law or any agreement previously entered into, other than those for which Seller shall obtain all required consents or waivers prior to Closing.

4.5. No tax liability, including without limitation, income tax liability, of any nature, is now past due or has been asserted against Primasel or the Primasel Stock by any taxing authority.

4.6. Neither this Agreement nor any other document, certificate, or statement furnished to Buyer by Seller or any partner, employee, or affiliate of Seller or, to the best knowledge of Seller, by any third party in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

4.7. The Primasel Stock constitutes all of the issued and outstanding shares of capital stock of Primasel and is owned beneficially and of record by Seller, free and clear of all liens, claims, security interests, and any other encumbrances or charges of any kind. The Primasel Stock constitutes all of the equity interests in Primasel, and there are no outstanding securities (including, but not limited to options, rights, contracts, or other agreements) that are convertible into or exchangeable for the capital stock of Primasel.

4.8. Primasel is not subject to any liability or obligation (whether absolute, contingent or otherwise) of any kind, whether direct or indirect, other than those set forth on Exhibit C attached hereto. Primasel does not own any debt, preferred, common or other equity securities of any kind nor any equity or other interests in any other business, legal entity or arrangement.

4.9. Primasel is in compliance with all applicable laws, rules, and regulations with respect to its business or operations.

4.10. There are no other restrictions on Seller’s right or ability to sell the Primasel Stock to Buyer.

4.11. Seller has made available, or has caused MultiRadio to make available, to Buyer a correct and complete copy of the Distribution Agreement. The Distribution Agreement constitutes a legal, valid, and binding obligation of the respective MultiRadio and the other party thereto, and is in full force an effect. There is no default or event which, with notice or lapse of time or both, would constitute a default under the Distribution Agreement on the part of MultiRadio or, to Seller’s best knowledge, on the part of the other party thereto.

4.12. Seller’s right, title, and interest in the Distribution Agreement is transferable and assignable to Primasel without the consent of any other party thereto, or, if consent of any other party to the Distribution Agreement is required, Seller has, or will obtain prior to Closing, the written consent of such party, in a form reasonably satisfactory to Buyer.

4.13. Other than pursuant to the terms of the Distribution Agreement, MultiRadio currently does not distribute any Samsung cellular handsets or accessories. Other than pursuant to the terms of the Agency Agreement (or, for the period between the date hereof and the date of the Assignment and Assumption Agreement, pursuant to the terms of the Distribution Agreement), MultiRadio does not plan to distribute any Samsung cellular handsets or accessories unless subcontracted by Primasel to perform such services.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing, and shall survive the Closing. Seller further agrees to notify Buyer immediately in writing if any of the foregoing representations or warranties herein are breached or are no longer accurate at any time prior to and including Closing.

5. Representations And Warranties By Buyer. Buyer hereby represents and warrants to Seller that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:

5.1. Buyer is duly organized, validly existing, and in good standing under the laws of the State of Maryland and has the power and authority to carry on its business, and to enter into this Agreement and the transactions contemplated hereby.

5.2. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by it hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer and this Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

5.3. No consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with Buyer’s obligations with respect to the transactions contemplated herein. Buyer is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Buyer’s right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms. Buyer’s execution of this Agreement will not violate any provision of law or any agreement previously entered into, other than those for which Buyer shall obtain all required consents or waivers prior to Closing.

5.4. Neither this Agreement nor any other document, certificate, or statement furnished to Seller by Buyer or any partner, employee, or affiliate of Buyer or, to the best knowledge of Buyer, by any third party in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing, and shall survive the Closing. Buyer further agrees to notify Seller immediately in writing if any of the representations or warranties herein are breached or are no longer accurate at any time prior to and including the Closing.

6. Default. If Seller fails to comply with this Agreement for any reason, Buyer may either enforce specific performance, terminate this Agreement or seek such other relief as may be provided by law. If Buyer fails to comply with this Agreement for any reason, Seller may terminate this Agreement or seek such other relief as may be provided by law. In any action to enforce this Agreement or for other relief provided by law, the prevailing Party shall be entitled to such attorneys’ fees and expenses as may be allowed by the court, arbitrator or other judicial body.

7. Commission. Seller agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Seller with respect to the transaction contemplated by this Agreement. Buyer agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Buyer with respect to the transaction contemplated by this Agreement.

8. Indemnity Agreements. Buyer hereby agrees to indemnify and hold harmless Seller and Seller’s members, employees and agents against any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys’ fees, arising because of (i) a breach by Buyer of this Agreement or of any representations or warranties included in this Agreement, (ii) a claim by any broker that it represented Buyer or is otherwise entitled to compensation in connection with this Agreement or with the sale of the Primasel Stock, or (iii) any other matter related to Primasel or the Primasel Stock which occurs after the Closing. Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, employees and agents against any loss, damage, claim, lien, cost or expense, including reasonable attorneys’ fees, arising out of (i) a breach by Seller of this Agreement or of any representations or warranties included in this Agreement, (ii) a claim by any broker that it represented Seller or is otherwise entitled to compensation in connection with this Agreement or with the sale of the Primasel Stock, or (iii) any other matter related to Primasel or the Primasel Stock which occurs prior to the Closing, including, but not limited to, any liability of Primasel that Buyer has not expressly agreed to assume in writing, whether or not such liability is set forth on Exhibit D hereto.

9. Additional Documents; Further Assurances. In addition to the documents and other items specifically required to be furnished hereunder, the Parties hereby agree that each will promptly furnish to the other such further documents, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.

10. InfoSonics Common Stock Restricted. Seller acknowledges that any shares of InfoSonics Common Stock acquired by it under this Agreement shall not be registered under the Securities Act of 1933, as amended, and that they may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Buyer that such registration is not required. All certificates representing any of the shares of InfoSonics Common Stock acquired by Seller under this Agreement shall have endorsed thereon the following legends:

10.1. “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

10.2. Any legend required to be placed thereon by applicable securities laws of any state of the United States of America.

11. Notices. All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 10. When mailed, each such Notice shall be sent by first class by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 10, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the Party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

To Buyer:

Joseph Ram
InfoSonics Corporation
5880 Pacific Center Boulevard
San Diego, California 92121
Fax: 858-373-1505

To Seller:

Fanrock Investments Limited
c/o Carlos Zimerman
Cordoba 4860
Buenos Aires, Argentina
Fax: +54 11 4 779-5510

Either Party may change its respective address for purposes of this Section 10 by giving the other Party Notice of the new address in the manner set forth above.

12. Entire Agreement. This Agreement, together with the exhibits attached hereto, which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

13. Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

14. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

15. Governing Law: This Agreement is to be governed by and construed in accordance with the laws of the State of California, without reference to its choice of law and rules. Any litigation or action with respect to the enforcement of this Agreement shall be in the Circuit Court, in and for San Diego County, California.

16. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be as binding as original signatures.

17. Parties In Interest; Survival; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Seller and Buyer. All representations, covenants, and agreements in this Agreement or any statement, certificate, or other document delivered in connection with this Agreement or pursuant hereto shall survive the Closing except as specifically limited herein. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto, except that Buyer may assign this Agreement to a wholly-owned subsidiary of the Buyer.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates set forth below to be effective as of the date set forth on the first page of this Agreement.

SELLER:

Fanrock Investments Limited

By:	/s/ Carlos Zimerman
Name:	Carlos Zimerman
Title:

PURCHASER:

InfoSonics Corporation

By:	/s/ Joseph Ram
Name:	Joseph Ram
Title:	Chief Executive Officer